CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 121 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 15, 2001, relating to the financial statements and financial highlights appearing in the August 31, 2001 Annual Report to Shareholders of Liberty Federal Securities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants of the Funds" in such Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2001